Exhibit 10.39

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]

Radio Station License Agreement to Receive and Use Arbitron PPM™ Data and Estimates

Date of Proposal: **November 18, 2010**

THIS AGREEMENT is between Arbitron Inc., a Delaware corporation ("Arbitron"), and the undersigned radio broadcaster ("Station"), a **Nevada** corporation. Arbitron hereby grants to Station, for the radio station(s) listed below, a personal, nontransferable, nonexclusive, limited license to receive and use Arbitron data and audience estimates ("Arbitron Data" or "Data" or "PPM Data") contained in Arbitron's reports for the survey(s) and for the geographic area ("Market") described in Section 1. Such Arbitron Data may be furnished to Station in printed, electronic or other form ("Reports"), at Arbitron's option, but title thereto shall remain with Arbitron at all times. Arbitron hereby grants to Station, for the radio station(s) listed below, a personal, nontransferable, nonexclusive, limited license to receive and use the computer programs designated on the Agreement Attachments ("Systems"). Such Agreement Attachments are hereby incorporated by reference as if fully set forth herein. Title to the Systems shall remain with Arbitron, or its third party application provider, as the case may be, at all times. Collectively the Data, Reports, and/or Systems may be referred to as "Services". As further consideration for the use of the Data and/or Systems, Licensee agrees to encode its audio-based and/or audio/video-based media content as set forth in a separate encoding agreement.

1. Services Provided; Term: This Agreement shall become effective when countersigned by Arbitron's Contract Manager and shall be for a period of * years * months beginning and ending on the dates described below (the "Term"). This Agreement will continue without regard to Station's ownership of the radio station(s) licensed hereunder absent a valid Assignment pursuant to Section 11 of this Agreement.

Broadcaster ("Station"): **Clear Channel Communications, Inc.**

For use only by radio station(s): ***See "Schedule A" Attachment**

Arbitron Radio Geographic Area ("Market"): ***See "Schedule A" Attachment**

Term begins ***See "Sched A"** ; ends ***See "Sched A"** .

Number of surveys currently provided during first Term year: ***** .

Reports currently licensed hereunder: ☒ January ☒ February ☒ March ☒ April ☒ May ☒ June ☒ July ☒ August ☒ September ☒ October ☒ November ☒ December ☒ Holiday Survey

First Report: ***See "Schedule A" Attachment**

All representations in this Section regarding number of surveys and Report titles are subject to qualifications set forth in Section 6(a) herein.

2. Annual Rate:

A License Charge in the form of a Net Annual Rate for each year of the Term, which may be subject to adjustments and discounts pursuant to Sections 3, 4, 6 and 11 of this Agreement, shall be paid by Station, with the first of * payments (the "Periodic Charge" or "Charge") due on ***See "Sched A" Attach** .

The Gross Annual Rate for the first Term year is ***See Sched A** . $

For each succeeding Term year, the Gross Annual Rate shall be the Gross Annual Rate for the previous Term year increased by a factor of ***See "Schedule A" Attachment** percent. Any applicable discounts or other adjustments will be applied thereafter to the Gross Annual Rate so derived. Arbitron shall have the right to readjust the Gross Annual Rate based on the then-current diary rate at the time of commercialization of Data and/or Reports and/or Systems.

3. Discounts:

(a) Continuous Service Discount: A discount of ten percent (10%) in calculating the Periodic Charge shall be allowed for each month in excess of twelve (12) consecutive months that Station is continuously licensed to use the Arbitron Data for this Market, provided that such discount shall no longer apply if Station fails to sign and return this Agreement to Arbitron within forty-five (45) days after termination of a prior "Station License Agreement to Receive and Use Arbitron Listening Estimates", or individual market(s) licensed under such prior agreement, or this Agreement.

(b) Group Discount: If Station owns two or more radio stations located in different markets and such radio stations are under common ownership as defined by Arbitron, Station may be entitled to a Group Discount based on the number of subscribing radio stations owned at the time this Agreement is executed, which discount may vary and be adjusted during the Term of this Agreement in accordance with Arbitron's Group Discount Schedule should the number of subscribing commonly owned radio stations change.

(c) Long-Term Discount: A discount of

[*****] in months 1-12, [*****] in months 13-24,
[*****] in months 25-36, [*****] in months 37-48,
[*****] in months 49-60.

shall be allowed in calculating the Net Annual Rate charged during the applicable months.

4. Periodic Charge; Taxes: The Periodic Charge, due and payable by Station on the first day of each billing period, shall be: (a) the Gross Annual Rate plus any adjustments; (b) less any applicable Continuous Service Discount; (c) less, from the amount thereby derived, any applicable Group Discount; (d) less, from the amount thereby derived any applicable Long-Term Discount; (e) with such amount prorated equally between the number of payments for the Term year.

In addition to and together with the above payments, Station shall pay to Arbitron any sales, excise, gross-receipts, service, use or other taxes, however designated, now or hereafter imposed upon or required to be collected by Arbitron by any authority having jurisdiction over the Market being surveyed or over any location to which Station directs Arbitron to deliver Data, or by any other taxing jurisdiction.

5. Late Payment Charge and Right to Suspend Report Delivery or Terminate License:

(a) A late payment charge of one and one-half percent (1.5%) per month will be charged on all Periodic Charges, as adjusted, which are not paid within 60 days after due hereunder, but in no event will the applicable per-month late payment charge exceed one-twelfth of the maximum annual percentage allowed to be charged by applicable state usury law. Any failure to impose a late payment charge shall not prejudice Arbitron's right to do so should the default continue or should a subsequent payment not be made when due.

© 2010 Arbitron Inc.

ARBITRON

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Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]

(b) In the event Station is in default in its payment obligations hereunder, and in addition to Arbitron's right to impose a late payment charge, Arbitron may, with respect to this Agreement and/or any other agreement for Station's use of services licensed by Arbitron in this Market or an adjacent market, and without terminating, breaching or committing a default under this Agreement or such other agreements: (i) accelerate or modify in any way the payment schedule of Periodic Charges for the duration of this Agreement or such other agreement(s) to a number of installments to be determined by Arbitron in its discretion; and/or (ii) suspend delivery to Station of any Data or Report(s), in any form, which are due until such time as Station is current in its payments of all sums due; and/or (iii) send Station written notice that Station's license hereunder is suspended, in which case Station further expressly agrees that it thereafter shall not use Data and/or Reports and/or Systems previously received by Station until such time as Station becomes current in its payments of all sums due for services licensed by Arbitron. Acceleration by Arbitron under this provision shall not be deemed or considered a penalty but rather represents a good faith effort to quantify the harm that is reasonably related at the time of execution of the contract to Station's failure to pay the License Charges for the entire term, as due under this Agreement.

(c) In the event Station is in default in its payment obligations under this Agreement or under any other agreement for Station's use of services licensed by Arbitron in this Market or an adjacent market, then Arbitron may exercise any or all of its rights set forth in Section 5(b) of this Section 5 with respect to any such agreement entered into with Arbitron by Station or any of Station's affiliated, subsidiary or related corporations or entities regardless of whether such other agreements are in default. For purposes of this Section 5(c), a corporation or entity shall be deemed to be affiliated with or related to Station if (i) such corporation or entity owns or controls more than a fifty percent (50%) interest in Station and/or it enters or has entered into any management agreement, joint operating agreement or other business relationship with Station; or (ii) Station owns or controls more than a fifty percent (50%) interest in such corporation or entity and/or it enters or has entered into any management agreement, joint operating agreement or other business relationship with such corporation or entity; or (iii) a third party owns or controls more than a fifty percent (50%) interest in, and/or enters or has entered into, any management agreement, joint operating agreement or other business relationship with both Station and such corporation or entity.

(d) Arbitron's suspension hereunder of delivery of Data and/or Reports to Station, and of this License, shall not relieve Station of any of its obligations hereunder. Station further agrees to reimburse Arbitron for all collection costs and expenses (including reasonable attorneys' fees) incurred hereunder. This license may be terminated immediately by Arbitron should Station or its station(s) default in payment of any sum due or should Station or its station(s) default in any other condition or obligation of this Agreement and/or any other agreement for Station's use of services licensed by Arbitron.

6. Changes in Service; Modification of Rates:

(a) Arbitron reserves the right to change at any time the geographical territory comprising any Market, its policies and procedures, survey dates, survey length, survey frequency, sampling procedures, delivery schedules, methodology, method of Data or Report collection or delivery, provision of printed or electronic copies of Reports, Report content, Report titles, Report format, or any other aspect of the Data, Reports, and/or Systems provided hereunder, and to cancel surveys and the preparation of Arbitron Data and Reports or any other aspect of the Data services provided.

Arbitron reserves the right not to publish any Data or Reports whenever, in its judgment, insufficient data are available to meet its minimum research standards or any event has jeopardized the reliability of the data. In the event that Data and/or Reports are not published, Station shall receive a credit reflecting the pro rata value of the Net Annual Rate for said Data and/or Report(s). Without limiting the foregoing, Station expressly understands and agrees that Arbitron may, at any time during the Term of this Agreement, reduce the number of surveys conducted and/or Reports published for any Market and consequently reduce the number of Reports provided to Station and that, in the event such reduction occurs, Station is not relieved of any of its obligations under this Agreement.

(b) In the event that any cause(s) prevents Arbitron from conducting any survey in accordance with its methodology, schedules or other publications, Arbitron reserves the right to publish abbreviated Report(s). Station hereby consents to publication of such abbreviated Report(s) under such circumstances. In the event that such an abbreviated Report covers a substantially decreased geographic area, or deletes twenty-five percent (25%) or more of the survey days from the aggregate number of days scheduled, Station shall be entitled to either a proportionate credit for the abbreviated Report, or, upon written certification provided to Arbitron within ten (10) days of receipt of such report, that all copies of such abbreviated report have been destroyed and that Station will not use such abbreviated report, a full credit for the abbreviated Report, at Station's option, provided however, that if Station elects to destroy an abbreviated Report and receive full credit, Station shall no longer be licensed to use that Report during the remainder of the Term of this Agreement. Further, Arbitron reserves the right in its sole discretion to augment available data by means of expanded or extended samples and Station agrees it shall not be entitled to any credit in such event.

(c) Arbitron may increase the Gross Annual Rate hereunder at any time. If Arbitron increases the Rate for a reason other than as permitted elsewhere in this Agreement, it shall give prior written notice to Station. Station may, within a 30-day period following such notice, cancel the unexpired Term of the Agreement for only the Data and/or Reports and/or Services and Market for which Arbitron has increased its Rate pursuant to such notice, by written notice pursuant to Section 15(a), without cancellation charge or other cost, effective on the date the new Gross Annual Rate would have become effective. In the absence of such timely cancellation, this Agreement shall continue and the new Gross Annual Rate shall become payable as stated in Arbitron's notice and thereafter.

7. Permitted Uses and Confidentiality: Subject to the restrictions stated herein and to the permitted uses set forth in Arbitron's publication entitled *Working with Arbitron's Copyrighted Estimates* available to all Arbitron licensees and posted on Arbitron's Web site at <u>www.arbitron.com</u>, Station agrees to limit its uses of the Arbitron Data and Report(s) to its programming and media selling and for the purposes of internal business analysis. Station understands and agrees that this use is limited exclusively to the radio station(s) specified in Section 1 of this Agreement and only for the Term of this Agreement. In this connection, Station agrees that the Arbitron Data and/or Report(s) will only be disclosed:

(a) directly or through its Station representatives to advertisers, prospective advertisers and their agencies for the purpose of obtaining and retaining advertising accounts; and

(b) through advertising or other promotional literature as permitted hereunder.

All such disclosures shall identify the Data as PPM data and identify Arbitron as the source of the disclosed Arbitron PPM audience Data and/or Report(s) and should identify the Market, survey period and type of audience estimate, daypart and survey area and shall state that the Arbitron Data and/or Report(s) quoted therein are copyrighted by Arbitron and are subject to all limitations and qualifications disclosed

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in the Data and/or Report(s) ("Sourcing").* At all times during the Term of this Agreement and thereafter, Station agrees to keep the Arbitron Data and/or Report(s) and/or Services confidential and not to disclose the same except as permitted by this Agreement. Station agrees to use its best efforts to prevent the unauthorized disclosure of Arbitron Data and/or Report(s) and/or Services by Station's employees and/or its radio station(s)'s employees and agents, by its radio station(s)'s representatives, by its advertisers and their advertising agencies, by data processing firms, and by all other persons who obtain the Arbitron Data and/or Reports and/or Services from Station or its radio station(s)'s employees or agents. For Station or its radio station(s) to divulge any Arbitron Data and/or Report(s) and/or Services to a nonsubscribing station or to lend and/or give an original copy or any reproduction of any part of any Data and/or Report(s) and/or Services or any Arbitron Data and/or Reports and/or Services to any person or entity not authorized by this Agreement constitutes a breach of this Agreement and an infringement of Arbitron's and/or its third party data and/or service provider's copyright.

Station acknowledges that all logos, trade names, trademarks or service marks and other such intellectual property, are the sole and exclusive property of Arbitron and, where indicated, of other entities. Station agrees it shall not use any such intellectual property without the express written consent of its owner.

In the event that a Report listed in Section 1 of this Agreement is delivered after the expiration of the Term of this Agreement, Station's license to use that Report shall continue under the terms and conditions of this Agreement until the earlier of: (i) the release of the next survey Report in the applicable licensed Market, or (ii) six (6) months after release of the Report.

Station may authorize a third party to process the Data licensed hereunder on Station's behalf, provided: (1) that said third party is a then current Arbitron licensee in good standing who is authorized to process the Data and (2) that all restrictions concerning the use of the Data provided under this Agreement shall apply with full force and effect to any data, estimates, reports or other output, in any form, containing or derived from the Data, produced by said third party for Station.

8. Confidentiality of Arbitron Survey Participants: Station agrees that it will not try either before, during or after a survey, or in connection with any litigation, to determine or discover the identity or location of any Arbitron survey participant. Station will under no circumstances directly or indirectly attempt to contact any such persons. Station agrees to promptly report to Arbitron any evidence or indication that has come to Station's attention regarding the identity or location of any such persons. Station agrees to abide by Minimum Standard A9 (or any successor provision concerning confidentiality of survey respondents) of the Media Rating Council and shall abide by any determination of the Media Rating Council concerning survey participant confidentiality. Station further agrees that Arbitron may enjoin any breach of the above-stated obligations and shall have the right to damages or other remedies (including costs, expenses and reasonable attorneys' fees) available to it at law or hereunder.

9. Methodology: ARBITRON MAKES NO WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS, CONCERNING THE SERVICES PROVIDED HEREUNDER, INCLUDING BUT NOT LIMITED TO:

(A) DATA GATHERED OR OBTAINED BY ARBITRON FROM ANY SOURCE;

(B) THE PRESENT OR FUTURE METHODOLOGY EMPLOYED BY ARBITRON IN PRODUCING ARBITRON DATA AND/OR REPORT(S) AND/OR SERVICES; OR

(C) THE ARBITRON DATA AND/OR REPORT(S) AND/OR SERVICES LICENSED HEREUNDER.

ALL ARBITRON DATA AND/OR REPORT(S) REPRESENT ONLY THE OPINION OF ARBITRON. RELIANCE THEREON AND USE THEREOF BY STATION IS AT STATION'S OWN RISK. THE PPM RATINGS ARE BASED ON AUDIENCE ESTIMATES AND ARE THE OPINION OF ARBITRON AND SHOULD NOT BE RELIED ON FOR PRECISE ACCURACY OR PRECISE REPRESENTATIVENESS OF A DEMOGRAPHIC OR RADIO MARKET.

THE SYSTEMS PROVIDED HEREUNDER ARE PROVIDED TO STATION "AS IS – WHERE IS" AND RELIANCE THEREON AND USE THEREOF BY STATION IS AT STATION'S OWN RISK.

IN NO EVENT SHALL ARBITRON BE LIABLE FOR THE FAILURE OF ANY THIRD PARTY TO PROVIDE ANY DATA OR SERVICES FOR USE IN CONNECTION WITH THE DATA, REPORTS, SYSTEMS AND/OR SERVICES LICENSED HEREUNDER.

10. Liabilities and Limitations of Remedies: THE SOLE AND EXCLUSIVE REMEDY, AT LAW OR IN EQUITY, FOR ARBITRON'S AND/OR ANY THIRD PARTY DATA AND/OR SERVICE PROVIDER'S BREACH OF ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS, AND THE SOLE AND EXCLUSIVE REMEDY FOR ARBITRON'S AND/OR ANY THIRD PARTY DATA AND/OR SERVICE PROVIDER'S LIABILITY OF ANY KIND, INCLUDING WITHOUT LIMITATION LIABILITY FOR NEGLIGENCE OR DELAY WITH RESPECT TO THE ARBITRON DATA AND/OR REPORTS AND/OR SERVICES AND ALL PERFORMANCE PURSUANT TO THIS AGREEMENT, SHALL BE LIMITED TO A CREDIT TO STATION OF AN AMOUNT EQUAL TO, AT THE MAXIMUM AMOUNT, THE LICENSE CHARGE PAID BY STATION WHICH IS ATTRIBUTABLE TO THE MATERIALLY AFFECTED DATA OR REPORT OR SERVICES. IN NO EVENT SHALL ARBITRON AND/OR ANY THIRD PARTY DATA AND/OR SERVICE PROVIDER BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, NOR SHALL THEY BE SUBJECT TO INJUNCTIVE RELIEF WITH RESPECT TO THE PUBLICATION OF ANY DATA AND/OR REPORT AND/OR SERVICE. STATION UNDERSTANDS THAT THE DATA AND/OR REPORTS AND/OR SERVICE EITHER WOULD NOT BE PREPARED OR WOULD BE AVAILABLE ONLY AT A SUBSTANTIALLY INCREASED LICENSE CHARGE WERE IT NOT FOR THE LIMITATIONS OF LIABILITIES AND REMEDIES AS SET FORTH IN THIS SECTION.

Station agrees that it will notify Arbitron in writing of any alleged defect in any Data and/or Report and/or System within thirty (30) days after Station learns of said alleged defect. In the event that Station does not timely notify Arbitron, then Station waives all rights with regard to said alleged defect. Station further agrees that any action to be brought by it concerning any Data and/or Report and/or System shall be brought not more than one (1) year after such Data or Report was originally published by Arbitron.

In the event that either party commences litigation against the other party and fails to ultimately prevail on the merits of such litigation, the commencing party shall reimburse and indemnify the other party from any and all costs and expenses incurred with respect to such litigation, including reasonable attorneys' fees, provided, however, that this sentence shall not apply where Arbitron commences litigation pursuant to Sections 5, 7 or 8 of this Agreement. This provision shall survive the termination of this Agreement.

11. Assignments and Changes in Station Status: Station may not assign either its rights or obligations under this Agreement without the prior written consent of Arbitron. Subject to Arbitron's consent, a successor-in-interest by merger, operation of law, assignment, purchase or otherwise of the entire business of Station shall acquire all rights and be subject to all obligations of Station hereunder. In the event that Arbitron consents to the assignment of this Agreement, Arbitron reserves the right to redetermine the rate to be charged to the assignee in accordance with the terms of this Agreement. Arbitron shall be entitled to assign any of its rights or obligations under this

* *Station(s) should refer to current regulations and guidelines of the federal government for further requirements concerning the manner of quoting audience estimates.*

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Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]

Agreement, including the right to receive License Charges payable hereunder.

Station acknowledges and agrees that the License Charge due and the adjustments and discounts applied hereunder are based on Station's group ownership status and/or any joint operating agreement with one or more other radio stations and/or Station's ownership of radio stations in this Market or other Markets. In the event Station conveys any one of its radio stations, Station remains fully obligated for the License Charge specified for any radio station covered by the terms of this Agreement. Station may only be released from such obligations upon valid assignment of this Agreement and subject to the terms thereof.

Station agrees that if at any time it changes or has changed its ownership, operating or sales policy (including, but not limited to, the use of digital subchannels and Internet streaming), frequency, broadcasting arrangements, group or business relationships of the station(s) licensed under this Agreement, or if it enters or has entered into any management or other business relationship with another radio station in any Market and/or its adjacent Market(s), or if it enters or has entered into any joint operating agreement with one or more other radio stations, or if it is or was purchased or controlled by an entity owning or otherwise controlling other radio stations in any Market and/or its adjacent Market(s), or if it purchases, or an entity which is in any manner controlled by it purchases, at any time, another radio station in any Market or its adjacent Market(s), Station and its radio station(s) will report the change and the effective date thereof to Arbitron within twenty (20) days of such change. In the event of such occurrence, Station agrees that such station(s) shall be licensed under this Agreement and that Arbitron may redetermine the Gross Annual Rate for the Data, Reports, and/or Services pursuant to the then current Arbitron rate card in order to license such additional station(s), effective the first month following the date of the occurrence. Notwithstanding Station's failure to notify Arbitron, pursuant to the provisions of this Section 11, Arbitron may redetermine Station's Gross Annual Rate for all Data, Reports, and/or Services, based on the foregoing, effective the first month following the date of the occurrence.

Station further agrees that if the parent company or other controlling entity of Station, or any entity in any manner related to Station, purchases or otherwise acquires a controlling interest in a radio station in Station's Market that is not licensed by Arbitron for the same Data, Reports and/or Services, then Arbitron may redetermine Station's Gross Annual Rate based on such occurrence as described in this Section 11.

In the event Arbitron increases Station's Gross Annual Rate as a result of an occurrence as described in this Section, then Arbitron shall amend this Agreement to permit use of the Data, Reports and/or Services by the additional radio station(s) prompting the increase.

12. Other Arbitron Services and Reports: If, during the Term of this Agreement, Station orders any Arbitron services or report(s) not licensed through any other Arbitron agreement, Station hereby agrees that this Agreement shall be applicable with respect to all such services and/or reports with the same force and effect as if printed out at length in a separate agreement executed by Station.

13. Ratings Distortion Activity:

(a) Station agrees that it shall not engage in any activities which are determined by Arbitron to be ratings distortion. Such prohibited activities may include, but are not limited to, activities which could:

(i) cause any survey participant to misrepresent to Arbitron demographic composition of any member of the household in which he or she resides; or

(ii) cause any survey participant to surrender control of his or her PPM meter to any party determined by Arbitron to be media-affiliated; or

(iii) constitute use of Arbitron's encoded signal for purposes unauthorized by Arbitron; or

(iv) cause the identity of a PPM panelist to become known other than to Arbitron; or

(v) could cause participation in the survey by a media-affiliated individual

(b) Station further agrees that Arbitron may delete all estimates of listening to Station and/or its radio station(s) from any Data, Reports, computer media and/or other Arbitron service or method of delivery where, in its judgment it has deemed that Station or its radio station(s) has engaged in such activities. Arbitron shall:

(i) first give Station and its radio station(s) notice setting forth what activities it deems Station and its radio station(s) have engaged in which allegedly could cause or have caused ratings distortion;

(ii) present evidence to substantiate the allegations set forth in (i) above; and

(iii) give Station and its radio station(s) reasonable opportunity (in light of Arbitron's publication schedule for any Report) to present its position both in writing and orally.

In the event that Station or its radio station(s) is notified by Arbitron that allegations of ratings distortion have been made against Station or its radio station(s), then Station or its radio station(s) shall submit a written response to Arbitron's inquiry concerning the allegations within seven (7) days from the receipt of Arbitron's notice, which time may be shortened by Arbitron for reasons relating to the Report publication schedule. Arbitron shall then advise Station or its radio station(s) of its decision following its receipt of Station's or its radio station(s)' written response or oral presentation. All such writings shall be addressed and sent to the respective party by facsimile, overnight courier service, or certified mail with return receipt requested. In the event that estimates of listening to Station and/or its radio station(s) are deleted from a Report(s) (and/or other Arbitron services) following the procedure set forth above, Station and its radio station(s) agree that the only remedy for such deletion shall be a credit of the License Charge paid by Station for such Report(s) or other affected services and that in no event shall Arbitron be liable for special, incidental, consequential or punitive damages or be subject to injunctive relief with respect to any such deletion of estimates of listening to Station and/or its radio station(s). In the event that estimates of listening to Station and/or its radio stations are deleted from a Report pursuant to this Section, Arbitron agrees that it will give Station and its radio station(s) an opportunity to submit to Arbitron a written statement (not exceeding 200 words) of Station's and/or its radio station(s)'s views concerning its alleged activities, with such written statement to be published in the Report subject to such reasonable editing deemed necessary by Arbitron. In addition, Station and its radio station(s) agree to abide by the Arbitron policies and procedures governing various special station activities, including, but not limited to, rating bias.

14. Information to be Provided by Station and Its Radio Station(s): Station and its radio station(s) agree to provide to Arbitron, within ten (10) days of receipt of Arbitron's request, such information which Arbitron deems necessary for the publication of a Report, including, but not limited to, accurate descriptions of the following information for Station and its radio station(s): (a) facilities; (b) broadcast station names; (c) broadcast hours; (d) simulcast hours; (e) simulcast partners; (f) radio frequency; (g) operating power; (h) format; (i) height of antenna above average terrain; (j) broadcasts by

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digital subchannels; (k) Internet streaming; and (l) programming information. Station and its radio station(s) further understand and agree to notify Arbitron of any changes to the above-referenced information. Station and its radio station(s) hereby hold Arbitron harmless and agree to indemnify Arbitron from and against any and all loss, cost or expense (including reasonable attorneys' fees) arising out of any omission or error in information provided, or the failure to provide such information to Arbitron by Station and its radio station(s) pursuant to this Section.

15. General:

(a) All notices to either party shall be in writing and shall be directed to the addresses stated hereafter unless written notice of an address change has been provided.

(b) This Agreement shall be deemed to be an agreement made under, and to be construed and governed by, the laws of the State of New York, exclusive of its choice of law rules. The parties expressly agree that any and all disputes arising out of or concerning this Agreement or the Arbitron Data or Reports licensed hereunder shall be litigated and adjudicated exclusively in State and/or Federal Courts located in either the State of New York or the State of Maryland, at Arbitron's option, and each party consents to and submits to both such jurisdictions.

(c) This Agreement, together with any Agreement Attachments, constitutes the entire agreement between the parties concerning the subject matter hereof, notwithstanding any previous discussions and understandings; and shall not be deemed to have been modified in whole or in part except by written instruments signed hereafter by officers of the parties or other persons to whom the parties have delegated such authority.

(d) Any litigated question regarding the legality, enforceability or validity of any section or part hereof shall not affect any other section, and if any section or part hereof is ultimately determined illegal, invalid, unconstitutional or unenforceable, that section or part hereof shall be severed from this Agreement and the balance of the Agreement shall thereafter remain in full force and effect for the remainder of the Term.

(e) Arbitron may terminate this Agreement on written notice to Station, effective immediately, in the event that, for any reason, the Services contemplated hereunder are not produced by Arbitron or if Arbitron ceases to produce such Services, without penalty and without liability of any kind to Station. In the event of a termination by Arbitron as provided in this paragraph, Station shall receive a pro-rata refund of any License Charges paid and for which the corresponding Services were not delivered.

(f) In addition to the rights of termination stated elsewhere in this Agreement, this Agreement, and the license provided hereunder, may be terminated by Arbitron for any or all of the Data, Reports and/or services in any or all of the Markets in which they are licensed, for any reason, on thirty (30) days' written notice to Station. Station agrees that this Agreement shall continue for the markets and services not named in such notice.

(g) The provisions governing payment of taxes, confidentiality of the Data, Reports, and Systems, limitation of liabilities, applicable law, waiver of jury trial, and confidentiality of survey participants shall survive the termination of this Agreement.

(h) The failure of Arbitron to enforce any of the provisions of this Agreement shall not be construed to be a waiver of such provisions unless evidenced by an instrument in writing duly executed by Arbitron.

(i) **Waiver of Jury Trial:** **EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUES, DEMANDS, ACTIONS, CAUSES OF ACTION, CONTROVERSIES, CLAIMS OR DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.**

(j) This Agreement supersedes Station's "Master Station License to Receive and Use Arbitron Data and Radio Audience Estimates" for the relevant market(s) under such previous agreement which are replaced by the market(s) set forth in Section 1 of this Agreement. Station hereby agrees to cease using, upon commercialization of the PPM Data and/or Reports provided under this Agreement, any data and/or reports provided under such previous agreement for such affected market(s). Station acknowledges that such previous agreement remains in effect for all other markets other than the affected market(s) under such previous agreement. For all market(s) in which Station currently subscribes to an Arbitron service, Station agrees to subscribe to PPM Data and/or Reports in those market(s) upon the publication of the pre-currency and/or currency PPM Data and/or Reports in such market(s) at the then current Arbitron rate card.

In the event that Arbitron produces pre-currency/transition PPM reports in market(s) prior to releasing the official PPM currency report in such PPM market(s), such pre-currency/transition reports will be licensed at the then current diary-based rates applicable to Station for each such market(s) for the relevant survey periods. Station agrees to license such pre-currency/transition PPM reports at the then-current diary-based rates applicable to Station in such market(s) for the relevant survey periods. Further, Station agrees to use such pre-currency/transition PPM reports solely for internal business analysis and expressly not in connection with any commercial media buying and selling transaction process.

(k) Station hereby expressly consents to: (i) Arbitron sending to Station information advertising the various services that Arbitron provides, whether or not such services are provided under this Agreement, via electronic messaging to include, but not limited to, e-mail, facsimile and text messages, and (ii) use of Station's name and/or call letters in Arbitron customer lists, promotional materials and/or press releases.

(l) Upon expiration of or termination of the license and/or this Agreement, Station expressly agrees to: (i) discontinue any use of and completely de-install and remove any Services such as software, Data, Reports, print-outs, publications, advertising materials, or the like, from all equipment and their premises including but not limited to computers, laptops, servers, websites, and/or electronic devices, used or controlled by Station and/or its employees, agents, or affiliates, and (ii) destroy all items (physical or electronic) related to the Services including, but not limited to software, electronic or physical data sets, and/or electronic or physical reports whether located at its office or at another location. Station shall certify such destruction, discontinued use, and/or de-installation has occurred to Licensor in writing.

AGREED TO:

Clear Channel Communications, Inc.
BROADCASTER ("STATION")

*See "Schedule A" Attachment
FOR USE ONLY BY STATION(S)

200 E Basse Road
ADDRESS

San Antonio — TX — 78209
CITY — STATE — ZIP

/S/ MITCHELL P. GOLDSTEIN
BY (AUTHORIZED SIGNATURE)

Mitchell P. Goldstein
NAME (TYPE OR PRINT NAME OF PERSON SIGNING ABOVE)

CFO/CAO — 12/8/10
TITLE — DATE

5

/s/ MG/GS
Initials here

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****] ACCEPTED BY: /S / GREG STEPHAN CONTRACT M ANAGER 12/8/10 DATE Arbitron Inc. 9705 Patuxent Woods Drive Columbia, Maryland 21046-1572 #63324

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]

Attachment to Radio Station License Agreement to Receive and Use Arbitron PPM™ Data and Estimates

Date Prepared: **November 18, 2010**

This is an Attachment to the Radio Station License Agreement to Receive and Use Arbitron PPM™ Data and Estimates (the "Basic License Agreement") dated **November 18, 2010** between Arbitron Inc., a Delaware corporation ("Arbitron") and **Clear Channel Communications, Inc.** ("Station"), and is for the term and Services specified below. The license granted for the Services specified herein is expressly subject to the Basic License Agreement, and any terms and conditions stated below, or on the next page hereof. Station agrees to license the following Services from Arbitron and to pay License Charges as set forth herein and in the Basic License Agreement.

For use only by: ***See "Schedule A" Attachment**

Ship to Address(es): ***See "Schedule A" Attachment**

Bill to Address: ***See "Schedule A" Attachment**

Data Services Ordered

Data Licensed	New, Renew, Replace-ment	License Start/ End Dates	Rate Yr 1	Rate Yr 2	Rate Yr 3	Rate Yr 4	Rate Yr 5	Rate Yr 6	Rate Yr 7	% of Annual License Charge
Pre-Currency PPM Data										
Arbitron PPM™ Data	ReplRen	*See Sched A	*	*	*	*	*	*		
PPM Weeklies℠ Data	ReplRen	*See Sched A	*	*	*	*	*	*		
Processor(s) is/are	*See Sched A									
MultiMedia Data										
Processor(s) is/are										
Corporate Roll-Up℠ with Arbitron PPM™ Data	ReplRen	*See Sched A	*	*	*	*	*	*		
Ethnic Data:										
☒ Hispanic	ReplRen	*See Sched A	*	*	*	*	*	*		
☒ Black	ReplRen	*See Sched A	*	*	*	*	*	*		
National Regional Database (NRD) with Arbitron PPM™ Data	ReplRen	*See Sched A	*	*	*	*	*	*		
Meter/Diary CSAR SDS	ReplRen	*See Sched A	*	*	*	*	*	*		
Meter/Diary CSAR RLD	ReplRen	*See Sched A	*	*	*	*	*	*		
Meter/Diary DMA SDS	ReplRen	*See Sched A	*	*	*	*	*	*		
Meter/Diary DMA RLD	ReplRen	*See Sched A	*	*	*	*	*	*		
Other: *See Sch A	ReplRen	*See Sched A	*	*	*	*	*	*		
Other: *See Sch A	ReplRen	*See Sched A	*	*	*	*	*	*		

© 2010 Arbitron Inc.

ARBITRON

/s/ MG/GS

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]

Calculation of License Charges:

Individual Station Gross Annual Rate:			*Percent:*
Station:	*See Sched A	$ *See Sched A	"A"
Station:		$	
Station:		$	
Station:		$	
Station:		$	
Station:		$	
Station:		$	
Station:		$	
Station:		$	

First Term Year Gross Annual Rate (Combined): $ *See Sched A

LESS DISCOUNTS FOR Arbitron PPM™ Data (Per Section 3):

☒ Continuous Service (10%): $ *See Sched A

☒ Group (at beginning of Term) [*****] $ *See Sched A

☒ Long-Term Discount: [*****] in months [*****] $ *See Sched A

FIRST TERM YEAR NET ANNUAL RATE: $ *See Sched A

Station further understands and agrees that the Net Annual Rate payable during any Term year subsequent to the first Term year will vary in accordance with an applicable Group Discount, any other applicable discount, or any adjustment as specified in Sections 2, 3, 4, 6 and 11 of the Basic License Agreement.

Software Services Ordered

Software Licensed	New, Renew, Replacement	License Start/ End Dates	Rate Yr 1	Rate Yr 2	Rate Yr 3	Rate Yr 4	Rate Yr 5	Rate Yr 6	Rate Yr 7	% of Annual License Charge
TAPSCAN® Systems:	ReplRen	*See Sched A	*	*	*	*	*	*		
Includes: ☒ TAPSCAN ™+ Sales Management ☒ TAPSCAN ™+ Proposal Management and Revenue ☒ TAPSCAN ™+ Proposal Management ☒ TAPSCAN ™+ Account Management ☒ TAPSCAN ™+ Qualitative ☒ TAPSCAN ™+ Web-Suite ☒ TAPSCAN ™+ Web ☒ TAPSCAN ™ ☒ MEDIAMASTER℠ ☒ QUALITAP℠ ☐ PRINTSCAN℠ ☐ ScheduleIt ☒ RSP										
PPM Analysis Tool℠	ReplRen	*See Sched A	*	*	*	*	*	*		
Other: *See Sched	ReplRen	*See Sched A	*	*	*	*	*	*		
Other: *See Sched	ReplRen	*See Sched A	*	*	*	*	*	*		

Data Delivery: ☒ Arbitron Downloader
Software Delivery: ☒ Arbitron Downloader

TRAINING/CONSULTING:
Total Training/Consulting Days: ___ @ $ ____ / day or ___ @ $ ____ / half day = _____

Billing Options

Billing Options	Billing Dates	First Invoice Due	Service Ordered	Surveys/Releases Included (First/Last)

Monthly Quarterly *See Schedule A *See Schedule A *See Schedule A *See Schedule A Annually Monthly Quarterly *See Schedule A *See Schedule A *See Schedule A *See Schedule A Annually Monthly Quarterly Annually Monthly Quarterly Annually Monthly Quarterly

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****] Terms and Conditions Any use of a computer system that processes Arbitron Data and/or Reports requires a valid license for such Data and/or Reports. Incorporation of Basic License Agreement: (a) All terms and conditions of the Basic License Agreement are hereby incorporated herein by reference with the same force and effect as if printed at length herein and are applicable to any Service(s) provided hereunder. (b) In order to receive a license to and access to any Service, Station must be licensed pursuant to the Basic License Agreement. In the event the Basic License Agreement terminates, expires or becomes suspended for any reason, this Agreement and License(s) shall terminate, expire or become suspended concurrently therewith. Mode of Use: Where use of a computer is necessary to access, receive and use any Services licensed under this Agreement, Station will obtain, from a vendor of its choice, computer equipment and an operating system conforming to the minimum specifications. Station acknowledges that if such conforming equipment and systems are not obtained, the Services may not operate properly. Interruptions: Station agrees that Arbitron is not responsible for computer, Internet and/or telephonic communications interrupted by any Services system failure, telephonic disruptions, weather, acts of God, force majeure or acts of third persons not connected with or controlled by Arbitron; nor for any additional expenses incurred by Station for subsequent and/or additional computer runs necessitated by such disruptions or interruptions. Restrictions on Station’s Use: (a) Station agrees that it will not provide, loan, lease, sublicense or sell in whole or in part the Arbitron Data and/or Reports and/or Systems, or computer software programs or data included with such Data and/or Reports and/or Systems, to any other party or entity in any form. This restriction extends to, but is not limited to, any and all organizations selling or buying time to or from Station and any and all organizations providing data processing, software or computer services to Station. (b) Station agrees that it will not use the Arbitron Data and/or Reports under the control of computer programs written by its employees, agents or others except as permitted by the Basic License Agreement. Arbitron makes no commitment to disclose to others the structure, format, access keys or other technical particulars of the Arbitron Data and/or Reports and/or Systems. Special Terms or Instructions: AGREED TO Clear Channel Communications, Inc. STATION 200 E Basse Road ADDRESS San Antonio TX 78209 CITY STATE ZIP /S/ MITCHELL P. GOLDSTEIN BY (AUTHORIZED SIGNATURE) Mitchell P. Goldstein NAME (TYPE OR PRINT NAME OF PERSON SIGNING ABOVE) CFO/CAO 12/8/10

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
First Addendum to the “Radio Station License Agreement to
Receive and Use Arbitron PPM Data and Estimates”
Between Arbitron Inc. and Clear Channel Communications, Inc.
     This is the first addendum (this “Addendum”) to the “Radio Station License Agreement to Receive and Use Arbitron PPM Data and Estimates” (the “Agreement”), having a Date of Proposal of November 18th, 2010, by and between Arbitron Inc. (“Arbitron”) and Clear Channel Communications, Inc. (“Station”). Each of Arbitron and Station is referred to herein from time to time as a “Party” and, collectively, as the “Parties”. Capitalized terms used herein but not defined shall have the same meaning ascribed to them in the Agreement unless indicated otherwise in this Addendum. In the event of a conflict between this Addendum and the Agreement, the terms and conditions of this Addendum shall prevail.
     The Parties hereto agree to amend the Agreement as follows:
1. Station’s Other PPM Radio Audio Information. Subject to Section 8 below, the licenses granted hereunder shall include the use by Station of such Services with other audio-based media content ancillary to a Station’s radio broadcast (e.g., HD Channels, Digital Sub-Channels, and Internet Streaming), provided however, that any such use is in accordance with the terms and conditions of the Agreement. For the avoidance of doubt, the license grant in Section 1 shall not apply to any syndicated national PPM data set and/or cross-platform PPM data set, radio or otherwise, and does not apply to any ancillary content which is broadcast over a terrestrial signal.
2. PPM Encoding Matters.
a. Encoding Agreements. The Parties agree that all previously executed Encoding Agreements between Arbitron and Station are hereby amended such that the term of each such Encoding Agreement will be extended to run through the end of the Term, including any extensions thereof. Station hereby expressly reaffirms that during the Term it shall continuously encode all of the radio stations it owns, operates, and/or controls in each market where Arbitron offer its PPM service (collectively, the “PPM Markets”).
b. PPM Codes and Hardware. Arbitron will provide to Station, without charge, [*****] unique PPM codes, and the corresponding PPM encoding hardware, per terrestrial radio station owned by Station in a PPM Market (the “Code Allotment”). Such codes and encoders may be used only by the radio station to which they are assigned and applicable (e.g., if Station owns 4 radio stations in a PPM Market, Arbitron will provide a total of [*****] unique PPM codes (and corresponding encoding hardware) at no-charge; each of the 4 radio stations may use up to [*****] of the unique PPM codes).
If Station desires unique PPM codes in excess of Code Allotment, Station will pay Arbitron an annual fee (the “Code Fee(s)”) equal to [*****] per each additional unique PPM code. Notwithstanding the foregoing sentence, Station will not be liable to Arbitron for any Code Fees until the aggregate amount of all Code Fees otherwise payable by Station during the Term exceeds [*****] (the “Code Fee Deductible”). Arbitron will invoice Station for all Code Fees incurred during the Term in excess of the Code Fee Deductible. Any unused Code Fee Deductible will expire on December 31, 2016. Any unique PPM codes currently utilized by Station in excess of the Code Allotment will begin incurring Code Fees on January 1, 2011. Station shall provide at least 120 days

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
prior written notice on all requests for unique PPM codes in excess of the Code Allotment.
3. New PPM Markets (beyond current commercialization schedule). In the event Arbitron creates additional PPM market(s) beyond what is currently planned, Arbitron will extend to Station the following options related to such additional PPM market(s):
a. Station may elect to [*****].
b. For the avoidance of doubt, any pricing for such new PPM Markets will utilize the average cost per share calculation of the three lowest ranked PPM markets using the most recent month of PPM Data to derive share and previous month invoice to determine cost. Station hereby expressly agrees that the pricing for such New PPM Markets by Station’s radio stations shall comprise a license to at least the following Arbitron “Basic Services”: a) Local Market Report; b) Respondent Level Data; and, c) PPM Analysis Tool, as well as application of the Station’s current rate escalator applicable in the affected calendar year(s). Any additional services beyond the Basic Services will be priced using a cost per share method for such services that are currently subscribed to in any of the lowest 3 ranked PPM markets.
4. National Services. In the event that one or more of the Services licensed pursuant to the Agreement is a national service and any one or more radio stations owned, operated, and/or Managed is not licensed to Arbitron’s PPM Data for the market which it is home to or broadcasts from, Station (or any Station’s affiliate, subsidiary, and/or division, including, but not limited to, KMG Consolidated Radio, Premiere Radio Networks, and/or Clear Channel Traffic) may NOT use any of the data contained in any Arbitron national service to promote or otherwise benefit such non-licensed radio station.
5. Evolution of New Arbitron Radio Services. If Arbitron releases a new radio only service, and/or other audio-based media content which is ancillary to Station’s radio station’s broadcast (e.g., HD channels, sub-channels, digital, internet streaming, or the like), in any PPM Market during the Term, Station may, upon written request, receive a no-charge [*****] license to evaluate such service in up to [*****] PPM Markets otherwise covered by the Agreement. Notwithstanding the foregoing, the term of any such license will not extend beyond the first anniversary of the initial release of such service by Arbitron in any market. This Section 5 shall not apply to any new Arbitron service that is not intended exclusively for radio clients.
6. Licensing of Unlicensed Station Acquisitions. The Parties agree that if during the Term Station acquires an ownership interest in and/or enters into a Management** relationship with a radio station not listed on Schedule A to the Agreement and such radio station qualifies for at least two (2) consecutive months with at least a .1 share persons 6+ to be reported in the Arbitron PPM reports (a “New Station”), Station will be required to license the Basic Services with respect to New Station in accordance with Section 11 of the Agreement. The license fee with respect to such New Station shall be payable as of the first day of the third month the New Station qualifies to be reported in the Arbitron Reports.
** For purposes of the Agreement and this Addendum, the terms “Managed”, “Manages”, and “Management”, mean any joint operating agreement, management or control agreement, or other similar business relationship (however designated), including but not limited to any joint

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
sales agreement or local marketing agreement (“LMA”), in each case which allows Station to exercise some degree of control over the operation of a radio station.
     If another radio station owned, Managed, or operated by Station in the PPM market subscribes to any of the Tapscan, Scarborough and/or other Arbitron services, such New Station shall also be required to subscribe to at least the same level of service(s) as those to which any existing radio stations are licensed to in the applicable PPM Market. The license term for the New Station shall begin with the first day on the third month after qualifying for 2 consecutive months to be reported in Arbitron’s PPM reports.
     The addition of any New Station(s) after the Effective Date of the Agreement shall not increase any applicable Station discounts provided by Arbitron, including but not limited to a Group Discount. For example, the basis for any applicable Station discounts (including but not limited to the Group Discount) are determined in accordance with the criteria set forth under Section 12 hereof and the Agreement.
7. Calculation of Rate for Unlicensed Stations. For any New Station, Station hereby expressly agrees that Arbitron may use the following calculations in determining the License Charges associated with the New Station’s subscription for the Basic Services, including any other peripheral services that are required to be added.
a. Licensed Environment, Unlicensed Acquisitions. For New Station(s) that are not located in PPM Markets where Station already owns, operates, and/or Manages another radio station that is a current subscriber, the Basic Services required to be licensed (and to the extent feasible, any other ancillary services) shall be priced on a cost per share point basis, based on the cost per share point being paid by Station’s existing radio stations in the applicable PPM market.
The PPM cost per share point shall be calculated by summing the total PPM Data Persons 6+ AQH Share points for the then-currently licensed Station owned radio station(s) in the applicable market using the latest available months of PPM Data (up to a prior six month average). The current year combined annual PPM costs for all services for the then-currently licensed Station owned radio station(s) in the PPM Market is then divided by the sum total of the share points to determine a cost per share point. That cost per share point is then multiplied by the average PPM Data Persons 6+ AQH Share points using the latest available months of PPM Data (up to a prior six month average) of the radio station(s) to be licensed, however, the New Station share point will be taken from the first full survey monthly report only in the event that the station(s) has just signed on-the-air, or undergone a format change, changed its primary market (e.g., move-in), or had not qualified for reporting prior surveys. Notwithstanding the results obtained from the calculations performed pursuant to this Section 7, the Parties understand and agree that the minimum License Charge for each survey shall not be less than [*****].
b. Unlicensed Environment, Licensed Acquisition. For New Station(s) located in Arbitron markets where Station does not own and/or Manage other radio stations, the Basic Services required to be licensed (and to the extent feasible, any other ancillary services) shall be priced based on the average Station cost per share point (set forth in Section 7(a) above) for the Station radio stations owned and/or Managed in its next two (if there are not two, then based on the number of available markets to do such comparison) higher-ranked subscribing markets and its next two (if there are not two,

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
then based on the number of available markets to do such comparison) lower-ranked subscribing markets.
c. Licensed Environment, Licensed Acquisitions — services not in parity. If a New Station is licensed to utilize any Arbitron service, and the existing Station’s radio stations in the same market are not licensed to one or more of these services, the existing Station’s radio stations will not be required to license such service(s). However, those radio stations in the market that are not licensed to these services shall not be permitted to use such services in any manner. Arbitron also reserves the right to cancel the acquired services stated above that are not commonly licensed across all station-owned stations in the market. Arbitron will not charge for any cancelled services during the remainder of the Term.
d. Any Station non-metro radio station(s) that is not currently licensed to the Arbitron PPM services, and which is encoding and showing up with an AQH share equal to or greater than .1 (and has appeared for two consecutive months) is required to be licensed or must cease encoding within 30 days of the Effective Date. The Parties agree that if all non-metro radio stations in the same market total a one share or higher in aggregate they will be required to be licensed via the cost per share method set forth above in Section 7(a). In addition if all non-metro radio stations in a market in aggregate do not reach one share, the licensed rate will be [*****] for all such stations
e. After calculating the New Station License Charges, it will become the first term year License Charge for the Basic Services, and will then increase at the applicable rate of escalation for the New Station(s) during the Term in the applicable years.
f. In the event that a New Station has a pre-existing Arbitron license agreement(s) for any Arbitron provided services, the pre-existing Arbitron license agreements shall be voided and the New Station shall be concurrently incorporated into the Agreement using the initial pricing cost per share terms described in Section 7(a) above, as well as application of Station’s current rate escalator applicable in the affected year. Any such license agreements will terminate on December 31, 2016, which is concurrent to the Agreement’s termination date.
8. Station hereby expressly agrees that Arbitron reserves the sole right and discretion to introduce a new license-fee syndicated data stream which consists of a new data set that may or may not be combined with the existing PPM Data into the PPM markets, and to charge for such service, including but not limited to providing a service for digital, sub-channels, streaming, and/or HD radio streams, or any other license-fee based service in any of the PPM markets. If Arbitron elects to charge for such new services pursuant to Section 8, then Station may receive such new service for gratis only for [*****] in a maximum of [*****] applicable PPM markets; but, if Station elects not to subscribe to the new service, then Station must cease use of such new service at the expiration of the [*****]. As acknowledged in Section 1 of the Addendum, Station currently receives information regarding its digital and/or HD-encoded radio stations on a gratis basis; but, Station expressly acknowledges that Arbitron reserves the sole right and discretion to charge Station for such information at some point during the Term, if such information is enhanced, comprises additional data sets, and/or is supplemented by other data sets or information. Arbitron’s election to do the foregoing such shall not be considered a breach of this Addendum or serve as a basis for Station to reduce or terminate any of the licensed Services or terminate the Agreement. For the avoidance of doubt, for the Term of the Agreement, Station

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
shall continue to receive the digital and HD radio PPM information (in substantially the same form and format) that is provided by Arbitron under Section 1 of this Addendum at the commencement of the Term of the Agreement at no additional charge. However, Station shall not be obligated to license any such new products introduced under this Section 1 or 8.
9. The use of an “*” (asterisk) on the Agreement and Attachment to Radio Station License Agreement to Receive and Use Arbitron PPM Data and Audience Estimates (the “Attachment”) shall refer to Schedule A of the Agreement.
10. Attachment, first sentence, is amended by deleting “This is an Attachment to the Radio Station License Agreement to Receive and Use Arbitron PPM Data and Audience Estimates (the “Basic License Agreement”)” and replacing it with “This is an Attachment to the Radio Station License Agreement to Receive and Use Arbitron PPM Data and Estimates”.
11. Section 2, the very last sentence beginning with “Arbitron shall have the right . . . .” is deleted in its entirety.
12. Discounts. Section 3(b) is deleted in its entirety and replaced with the following Section 5(b):
“Group Discount: If Station owns, operates, or Manages two or more radio stations located in different markets, Station may be entitled to a Group Discount. The applicable Group Discount will be determined from time to time based on the total percentage of eligible radio stations that are owned, operated, or Managed by Station and are licensed under a full service agreement to receive Arbitron diary-based or PPM-based Services, as applicable, and as more specifically set forth on Appendix B to this Addendum. Station acknowledges and agrees that any attempt by it to terminate any portion of the Diary Agreement, the PPM Agreement, or any other applicable license agreement between Station and Arbitron, or otherwise reduce the level of Services licensed from Arbitron under those agreements could reduce its Group Discount. Notwithstanding any provision of the Agreement or any other applicable license agreement to the contrary, Station further acknowledges and agrees that any reduction in Station’s Group Discount resulting from a reduction in the percentage of radio stations owned, operated, or Managed by Station licensed under a full service contract to receive Arbitron Services shall not be considered an increase in the Gross Annual Rate and shall not permit Station to terminate the Agreement or exercise any other right pursuant to the terms of the Agreement. Station hereby also acknowledges that in addition to the Group Discount being affected by the foregoing actions, such actions may also affect the various service level discounts that it is entitled to under the applicable Arbitron license agreements (including but not limited to the multi-service discount, continuous service discount, or the like), and that Arbitron has the sole right and discretion to adjust such discounts without any penalty or dispute thereof by Station. For the avoidance of doubt, Station’s Group Discount shall not be affected if Station entirely sells and/or transfers all ownership rights associated with any of its subscribing radio stations to a third party or otherwise no longer has an FCC license to operate any of such radio stations during the Term.”
13. Section 3(a) is deleted in its entity.

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
14. Section 5(a), insert the following new sentences before the first sentence of the Section 5(a):
“Arbitron will invoice Station for any payments due hereunder, and payment shall be due and payable by Station thirty (30) days after the invoice date. Failure to pay within sixty (60) days after the date of the invoice will result in a late payment charge of one and one-half percent (1.5%) per month on any outstanding Charges due hereunder. Any failure to impose a late payment charge shall not prejudice Arbitron’s right to do so should default continue or should a subsequent payment not be made when due. For the avoidance of doubt, these payment terms supersede all other payments terms in this Agreement, and provide Station payment terms of net 30 with a grace period of 30 days. In other words, Station shall be in default if payment is not received within 60 days after the invoice date.”
15. Section 5(c), line 6, insert “that have been issued broadcast licenses by the FCC (this does not apply to parent corporations Clear Channel Communications, Inc. or Clear Channel Broadcasting, Inc.),” after “Station or any of Station’s affiliated, subsidiary or related corporations or entities” and before “regardless of whether...”.
16. Section 5(d), line 6, delete “or its station(s)” and replace it with “or those entities described in 5(c) above”.
17. Section 6(a), insert the following new sentence at the end of the first paragraph: “However, in the event that one or more of the aforementioned changes results in the cessation of a PPM Market from being measured by a form of electronic measurement, Station shall have the right to terminate this Agreement as to such Market.”
18. Section 6(b), line 10, replace “ten (10) days” with “ten (10) business days”.
19. Section 6(c) is deleted and replaced with the following new language:
“In the event of a force majeure occurrence, and to the extent beyond the reasonable control of Arbitron, including, but not limited to, civil disturbance, war, or other casualty, government regulations or acts, applicable laws, or acts of God, and/or postal interruptions, Arbitron may increase the Gross Annual Rate hereunder in an affected Market; provided, that as a condition thereof, Arbitron shall give Station prompt written notice of the occurrence relied upon, and will use reasonable efforts to provide detail regarding the force majeure event to the extent it is not precluded by applicable law or court order, and Arbitron may rely upon the reasonable opinion of counsel with regard to the foregoing. If Arbitron increases the Gross Annual Rate charged for one or more of the aforementioned reasons in an affected Market, it shall give prior written notice to Station. Station may, within a 30-day period following such written notice, cancel the unexpired Term of the Agreement for only the Data, Reports and/or Services in the Market for which Arbitron increased its Rate, by written notice pursuant to Section 15(a), without cancellation charge or other cost, effective on the date the new Gross Annual Rate would have become effective. In the absence of such timely cancellation, this Agreement shall continue and the new Gross Annual Rate shall become payable as stated in Arbitron’s notice and thereafter. For the avoidance

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
of doubt, an economic or market downturn or a change in Arbitron’s financial position will not be considered a force majeure occurrence. All other terms and conditions of the Agreement in the unaffected Markets shall remain in full force and effect.”
20. Section 7, third paragraph, add the following sentence after the last sentence of the paragraph: “Arbitron hereby agrees that Station may use the Arbitron logos, trade names, and/or service marks contained in the Services licensed hereunder provided such use is consistent with the normal course of business (e.g., a sales presentation) for its radio station’s use of such Services; provided however, such use does not disparage Arbitron or otherwise involve any action which one would consider an act of moral turpitude.”
21. Section 10, last paragraph starting with “In the event” is hereby deleted in its entirety.
22. Section 11, first paragraph, delete the second sentence and replace it with the following new sentences:
“Notwithstanding the foregoing sentence, in the event that Station sells all or substantially all of Station’s assets of one or more of its radio stations licensed hereunder, Station may assign its rights and obligations applicable to such sold radio station(s) without Arbitron’s consent, provided: (i) Station provides written notice to Arbitron as soon as such notice would not violate any SEC rules and/or regulation, but in no event not less than thirty (30) days prior to the effective date of any assignment, (ii) the entity acquiring the radio station enters into Arbitron’s standard form license agreement(s) for the relevant services being assign (this Amendment or any other amendment created for Station shall not pass to the acquiring station), (iii) Station shall be permitted to assign the applicable License Charges for the services licensed for such sold radio stations(s) but excluding any Station specific discounts or other general Arbitron discounts which the acquiring station would not otherwise be entitled. Further, the rates applicable to the assignment are at all times subject to Arbitron’s right to redetermine the rate to be charged to the assignee if such assignment results in an expanded use of the Data or Reports. However, in the event that Arbitron determines that such assignee is a competitor of Arbitron, such determination to be in the sole and absolute discretion of Arbitron, Arbitron shall have the right to reject the assignment, however, in the event of such rejection the services and applicable license fees for such sold radio station shall be terminated.”
23. Section 11, second paragraph, second sentence, insert “covered by this Agreement” after “. . . one of its radio stations” and before “, Station remains fully . . .”.
24. Section 11, third paragraph, the following new language is added to the end of to the penultimate sentence starting with “In the event”: “(such redetermined additional license fee is to reflect the expanded use of the services licensed hereunder by the new user and shall not effect the rates applicable to existing Station licensed radio stations).”
25. Section 13(b), line 4, insert “reasonable” before “judgment” and after “in its”.
26. Section 15(e), beginning with “Arbitron may . . .” is deleted in its entirety.

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
27. Section 15(f), line 4, delete “for any reason” and replace it with “in the event Arbitron ceases to produce such service”.
28. Section 15(j), last sentence beginning with “For all markets . . .” is deleted.
29. Section 15(l) is deleted in its entirety and replacing with the following Section 15(l):
“Upon the release of the next survey Report following expiration of or termination of the license and/or this Agreement, Station expressly agrees to use reasonable efforts to: (i) discontinue any use of and completely de-install and remove any Services such as software, Data, Reports, print-outs, publications, advertising materials, or the like, from all equipment and their premises including but not limited to computers, laptops, servers, websites, and/or electronic devices, used or controlled by Station and/or its employees, agents, or affiliates, and (ii) destroy all items (physical or electronic) related to the Services including, but not limited to software, electronic or physical data sets, and/or electronic or physical reports whether located at its office or at another location. For the avoidance of doubt, Station shall not be entitled to continue using any Services if the reason for termination of the Agreement is based upon a default and/or breach of the Agreement or Addendum by Station.”
30. Agreement Not Assignable Except as a Whole. The Agreement and this Addendum may not be assigned by Station to any other party. Any attempt to assign the Agreement and this Addendum will be deemed and considered null and void. Station agrees to keep the terms and conditions of the Agreement and this Addendum confidential. Inasmuch as the terms of the Agreement and this Addendum are not assignable and/or transferable by Station, Station expressly agrees that it will not provide the Agreement and this Addendum or any information contained in this Amendment to any buyer(s) and/or potential buyer(s) of any of Station’s radio stations.
31. Each Party hereby expressly agrees that if a Party is determined by a court of competent jurisdiction to be in breach of this Addendum and/or the Agreement, then the non-breaching Party shall be entitled to all reasonable costs associated with such breach, including but not limited to attorney’s fees.
32. Joint Preparation. This Addendum and the Agreement have been jointly-prepared and negotiated by the Parties and their respective attorneys, and neither the language nor any of the provisions of the Addendum and/or the Agreement shall be construed more strictly for and/or against either Party as a result of each Party’s participation in such preparation and negotiations.
33. Breach. Station hereby expressly agrees that if it is in breach of the Agreement and/or Addendum with Arbitron, and such breach is not cured within thirty (30) days after Arbitron provides notice of such breach to Jess Hanson and/or his designee at Station, then Arbitron shall be entitled to at least all legal costs associated with such breach; provided however, that a court of competent jurisdiction determines that Station was in breach of the Agreement and/or Addendum.
34. In the event of a miscalculation, mathematical error, and/or typographical error to the calculation of License Charges or financial amounts in any of the attachments, Schedule A, Appendices, the Diary Agreement, and/or the Addendum, each Party, in good faith, hereby agrees to revise the affected License Charge(s) or financial amount(s) in accordance with the provisions of this Addendum, and to reflect the intent of the Parties as of the Effective Date.
35. PPM Service Rebates. Provided that the Agreement has not been terminated and Station has not materially reduced the level of Services it licenses from Arbitron under the Agreement,

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
the Diary Agreement, or any other applicable license agreement with Arbitron during the Term, Arbitron will provide Station with a rebate in each of calendar years 2011-2016. The aggregate amount of the rebate payable in each calendar year and the timing of payment will be as set forth on Appendix A to this Addendum. The payment will be in the form of a check made payable to Station or otherwise in immediately available funds. The Parties agree that the rebate provided in this Section 35 will not extend to any extensions or future agreements between Arbitron and Station.
     Notwithstanding the foregoing, Arbitron will have no obligation to provide any rebate pursuant to this Section 35 upon the occurrence of any of the following events: (i) the default of Station of anypayment obligationsto Arbitron underthe Agreement, the Diary Agreement, or any other applicable license agreement between Station and Arbitron and such default remains uncured ten (10) Business Days following Arbitron’s written notice of default; or (ii) the failure of Station to perform any other of its material obligations under the Agreement and such failure continues for 30 days after receipt of written notice from Arbitron or is incapable of being cured.
36. Station shall receive Arbitron’s Corporate Roll-Up service during the Term at no additional License Charge; provided however, that Station properly subscribes to Arbitron’s Basic Services available in all applicable Markets in which Station Manages, owns, and/or operates radio stations.
37. In the event that Arbitron develops a new PPM radio electronic measurement service that does not replace the current PPM radio electronic measurement that is available for commercial licensing in PPM markets in which Station owns, operates, and/or Manages radio stations that are currently licensed to Arbitron PPM Services, Station shall not be required to subscribe to such new PPM radio electronic measurement services in the affected markets. In addition, this right shall also be applicable to any Arbitron PPM radio electronic measurement services that are currently available in some radio markets as of the date of the execution of this Addendum, and later introduced into other radio markets in which they were not available as of the date of execution of this Addendum.
38. Station avers and acknowledges that this Agreement, the Diary Agreement, and/or any other applicable license agreement between Station and Arbitron during the Term, including each Service, System, product, and any Data provided by Arbitron hereunder and/or thereunder, are critical, beneficial, and absolutely necessary to the continued day-to-day operations of Station and each of the Station’s affiliated radio stations. Station, on its own behalf and that of its affiliated radio stations, agrees that the charges and fees under the Agreement are necessary and beneficial expenses and, in the event of a Station or Station affiliate bankruptcy filing, would constitute administrative priority expenses.
39. All rights not expressly granted by Arbitron in this Addendum or the Agreement are hereby reserved. Station expressly agrees and warrants that it shall not reference, cite, use, publish, share, disseminate, receive, create, or employ, in any manner whatsoever (in whole or in part), any Arbitron audience estimates, information, data, reports, software, system, or any other Arbitron related product or service (in whole or in part), that it is not expressly licensed under the Agreement.
40. The radio stations set forth on Schedule A are hereby granted ‘full PPM radio market access’, which is defined as an Arbitron limited, personal, and revocable license to use PPM radio Data from all Arbitron syndicated PPM radio broadcast measured markets, accessed through

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
Arbitron’s PPM Analysis Tool. This may include PPM radio data from Arbitron radio broadcast measured markets in which Station does not own, operates, and/or Manages a radio station.
     Moreover, if Station begins Management, operation, ownership, or the like, of any radio stations in markets not listed on Schedule A and is not licensed as required by the terms of this Addendum, this ‘full PPM radio market access’ right under Section 40 is immediately and automatically revoked, unless such radio stations become proper licensees in accordance with the terms of the Addendum. In other words, if Station owns, Manages, and/or buys a New Station(s) in a market not set forth on the Schedule A, then Station hereby expressly agrees that such New Station(s) must properly subscribe to the Basic Services with Arbitron in order for it to maintain its full PPM radio market access under this Section 40 of the Addendum.
41. New Service Pricing, Licensed Radio Stations. For any of Station’s radio stations already licensed to at least the PPM Basic Services, the pricing for any additional Arbitron service that Station wishes to add for the licensed radio stations in the applicable market shall be determined using the following method:
     New services shall be priced based on an average of the current calendar term year annual rate for the equivalent service for Station’s radio stations owned, operated, and/or Managed in its next two higher-ranked subscribing PPM markets to the applicable service and its next two lower-ranked subscribing markets to the applicable service.
     ALL MARKETS USED IN THE FOREGOING CALCULATION MUST BE WITHIN 10 PPM MARKET RANK POSITIONS (BASED ON THE MOST RECENT ARBITRON 12+ METRO POPULATION FIGURES). IF TWO MARKETS ARE NOT AVAILABLE EITHER UP OR DOWN, PRICING WILL BE BASED ON A [*****] REDUCTION FROM THE THEN-CURRENT ARBITRON RATE CARD PRICE.
     After calculating the new service license charges in accordance with Section 41, it will become the term year’s License Charges for the new service(s), and will then increase at the applicable rate of escalation for such radio station(s) during the Term in the following applicable years.
42. Station hereby agrees that it shall and will be liable for any and all taxes associated with any Services provided in the Agreement and hereunder, in addition to any License Charges.
43. In the event of a miscalculation, mathematical error, incorrect reference to a section, and/or typographical error in this Addendum regarding any provision, each Party hereby agrees to correct any such error(s) to reflect the intent of the Parties. As a result, the Parties hereby agree to negotiate in good faith to replace such provision with a legally valid and enforceable provision that reflects, as closely as possible, the original intent of the Parties as of the Effective Date.
44. Station hereby expressly opts to obtain the rights for all licensed Station owned, Managed, and operated radio stations to use Arbitron’s National Regional Database (“NRD”) (accessible through Arbitron’s TapWeb service), as of the effective date of this Addendum. Arbitron agrees to license such rights to Station radio stations and Station corporate for terrestrial broadcast radio purposes only, and not for purposes of cross-platform selling, internet, mobile, or the like. The License Charge associated with the foregoing rights in Section 44 shall be at an annual License Charge of [*****] during the first term year (i.e., January 1, 2011 — December 31, 2011) of the Agreement. Station understands and acknowledges that the annual license charge

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
for NRD under this Agreement and the Diary Agreement may appear as a single line-item charge of [*****] on an Arbitron invoice (in the aggregate during a calendar term year). The License Charge for NRD shall increase in accordance with the rate escalators set forth in the Schedule A per term calendar year above the previous term calendar year’s License Charges. For the avoidance of doubt, the license grant in Section 44 shall not apply to any syndicated national PPM data set and/or cross-platform PPM data set, diary or otherwise, and does not apply to any ancillary content (other than the limited license grant provided in Section 1 that is broadcast over a terrestrial signal).
45. In consideration of Station’s renewal of Arbitron licensed Services and execution and delivery of the Agreement and this Addendum, which Station otherwise has no obligation to provide, Arbitron will issue to Station a credit in an aggregate amount equal to [*****], which credit may be applied to any outstanding Arbitron invoice. Such credit will be issued as soon as practicable after the commencement of the Term.
     All other terms and conditions of the Agreement shall remain in full force and effect.
[Signature Page Follows]

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]

AGREED TO:			ACCEPTED BY:

Clear Channel Communications, Inc.			Arbitron Inc.

By:	/s/ Jess Hanson		By:	/s/ Greg Stephan

	Title:	SVP, Research		Contracts Manager
Date: 12/8/2010			Date: 12/8/10

Clear Channel Communications, Inc. 200 E. Basse Road San Antonio, TX 78209			Arbitron Inc. 9705 Patuxent Woods Drive Columbia, MD 21046

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
Appendix A

Calendar Year	Basic Rebate	Contingent Rebate*
2011	[*****]	[*****]
2012	[*****]	[*****]
2013	[*****]	[*****]
2014	[*****]	[*****]
2015	[*****]	[*****]
2016	[*****]	[*****]

*	The Contingent Rebate will be payable in addition to the Basic Rebate for any year if the Applicable Percentage for that fiscal year of Arbitron is equal to or greater than [*****].
For purposes of this Appendix A, the Applicable Percentage will be calculated as the ratio, expressed as a percentage, equal to a fraction the numerator of which is equal to [*****] and the denominator of which is equal to [*****], in each case as set forth in [*****].
The Basic Rebate will be paid in one annual installment on or before December 31 of the applicable year. The Contingent Rebate, if any, will be paid in one installment as soon as practicable following the [*****].

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
Appendix B

Subscription Percentage	Applicable group discount
0% - 49.9%	[*****]
50.0% - 69.9%	[*****]
70.0% - 89.9%	[*****]
90.0% - 99.9%	[*****]
100%	[*****]
For purposes of this Appendix B, “Subscription Percentage” is calculated as the [*****] as a percentage of the [*****]. For the avoidance of doubt, a radio station can be considered to be under a full service license agreement even if it does not receive Arbitron’s Tapscan service.